Registration No. 333-52556


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------


                              DMI FURNITURE, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                    41-0678467
----------------------------------         -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                               One Oxmoor Place
                               101 Bullitt Lane
                          Louisville, Kentucky 40222
                   (Address of Principal Executive Offices)


     DMI FURNITURE, INC. 1993 LONG-TERM INCENTIVE STOCK PLAN FOR EMPLOYEES
                             (Full Title of Plan)

                                Joseph G. Hill
              Executive Vice President, Operations and Secretary
                              DMI Furniture, Inc.
                               One Oxmoor Place
                               101 Bullitt Lane
                          Louisville, Kentucky 40222
                           Telephone: (502) 426-4351
(Name, Address and Telephone Number, including Area Code, of Agent for Service)



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                      DEREGISTRATION OF UNSOLD SECURITIES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-52556) (the "Registration Statement") of DMI Furniture, Inc. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on December 22, 2000. The Registration Statement registered 200,000 shares of the Company's common stock for sale pursuant to the DMI Furniture, Inc. 1993 Long-Term Incentive Stock Plan for Employees.

         On October 1, 2003, Churchill Acquisition Corp. ("Churchill"), a wholly owned subsidiary of Flexsteel Industries, Inc. ("Flexsteel"), was merged with and into the Company pursuant to the Agreement and Plan of Merger, dated as of August 12, 2003, by and among Flexsteel, Churchill and the Company, and the Company became a wholly owned subsidiary of Flexsteel. As a result of the merger, the offering of the Company's common stock pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 9th day of October, 2003.

                                       DMI FURNITURE, INC.


                                       By: /s/  Donald D. Dreher
                                           -----------------------------
                                           Donald D. Dreher
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Date:  October 9, 2003                      /s/ Donald D. Dreher
                                          ------------------------------------
                                                     Donald D. Dreher
                                          President and Chief Executive Officer


     Date:  October 9, 2003                     /s/ Phillip J. Keller
                                          ------------------------------------
                                                    Phillip J. Keller
                                                 Vice President, Finance,
                                               Chief Financial Officer and
                                              Treasurer (Principal Financial
                                                  and Accounting Officer)


     Date:  October 9, 2003                      /s/ K. Bruce Lauritsen
                                          ------------------------------------
                                                    K. Bruce Lauritsen
                                                         Director


     Date:  October 9, 2003                      /s/ Jeffrey T. Bertsch
                                          ------------------------------------
                                                    Jeffrey T. Bertsch
                                                         Director


     Date:  October 9, 2003                      /s/ Patrick M. Crahan
                                          ------------------------------------
                                                    Patrick M. Crahan
                                                         Director